UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 20, 2012

Date of Report (date of Earliest Event Reported)

 VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Series A Shares”) and shares of the Company’s Series B common stock (“Series B Shares”). This Form 8-K is being filed because the aggregate number of Series A Shares and Series B Shares sold exceeds five percent (5%) of the total number of Series A Shares and Series B Shares issued and outstanding as of the Company’s latest filed Report, on Form 8-K filed on September 14, 2012.

Series A Shares

On September 20, 2012, the Company issued 2,097,848 Series A Shares and 2,097,848 warrants to each of James Shaw, Steven O. Smith and Ann Stowell, for a total of 6,293,544 Shares and 6,293,544 warrants in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor Weal Group, Inc. and partially assigned to James Shaw, Steven O. Smith and Ann Stowell. Each warrant gives the holder the right to purchase one Series A Shares at an exercise price of $0.0251 and with an exercise term of three years. This sale of Series A Shares resulted in a principal reduction of $144,731.79 in notes payable of the Company, and payment of accrued interest of $13,236.17.

Series B Shares

On September 20, 2012, the Company issued 8,000,000 Series B Shares to Colin Tay, the Company’s President. Each Series B Share has the right to cast ten votes for each action on which our shareholders have a right to vote, whereas each Series A Share has the right to cast one vote. The Company believes it is in its best interests to maintain management voting control of the Company, including avoidance of the expense of soliciting proxies for corporate actions requiring shareholder approval. Prior to this issuance, there were 2,000,000 Series B Shares issued and outstanding, all of which are beneficially owned or their voting rights controlled via proxies held by various members of the Company’s management team. The Company issued 8,000,000 additional Series B Shares to Colin Tay in order to maintain such management voting control, taking into account the number of Series A Shares currently issued and outstanding, as well as additional Series A Shares the Company may issue in the future. There was no financial consideration for the issuances of Series B Shares to Colin Tay. The Series B Shares do not participate in any declared dividends. The Series B Shares are redeemable on May 23, 2023 at par value of $0.001 per share. The consent of 80% of the holders of issued and outstanding Series B Shares is required in order to sell, assign or transfer any of the Series B Shares.

Exemptions Relied Upon

The restricted Series A Shares and Series B Shares issued to the aforementioned individuals relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, and is based on the knowledge of the aforementioned persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

SEC Form S-8 Registered Shares

In addition to the aforementioned sales of unregistered Shares, the Company issued 12,233,719 registered Shares pursuant to a Form S-8 Registration Statement filed on September 19, 2012, which is incorporated by reference.

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Total Shares Outstanding

As of September 20, 2012 and immediately following the issuances described above, the Company has 43,481,826 shares of its Series A common stock outstanding, with a par value of $0.001, and 6,000,000 shares of its Series B common stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       September 20, 2012

VelaTel Global Communications, Inc.

By: /s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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